                                                                       Exhibit 1


                            NABORS INDUSTRIES, INC.

                                  $150,000,000
                   5% Convertible Subordinated Notes Due 2006


                             UNDERWRITING AGREEMENT


                                                                    May 21, 1996


Salomon Brothers Inc
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Simmons & Company International
as Representatives of the several Underwriters
c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Dear Sirs:

         Nabors Industries, Inc. (the "Company"), proposes to sell to the underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, $150,000,000 aggregate principal amount of 5% Convertible Subordinated Notes Due 2006 ("Notes") of the Company, herein called the "Underwritten Securities", to be issued under an indenture (as supplemented by Supplemental Indenture No. 1 thereto, dated as of May 15, 1996, the "Indenture") to be dated as of May 15, 1996, between the Company and Marine Midland Bank, as trustee (the "Trustee"). The Securities are convertible, at any time after 60 days following the date of original issuance thereof and prior to the close of business on the business day immediately preceding the date of stated maturity of the principal of the Notes, into shares of Common Stock, $.10 par value, of the Company ("Common Stock"). The Company also proposes to grant to the Underwriters an option to purchase up to $22,500,000 aggregate principal amount of additional Notes (the "Option Securities"); the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities".

         1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this
Section 1. Certain terms used in this Section 1 are defined in paragraph (c) hereof.
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         (a)     The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act"), pursuant to the standards for such Form as in effect on October 20, 1992, and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (file number 333-2477) on such Form, including a related preliminary prospectus, for the registration under the Act of the offering and sale of one or more series of debt securities, preferred stock, warrants, common stock and depositary shares having an aggregate initial offering price not in excess of $250,000,000, including the Underwritten Securities and the Optional Securities. The Company has filed one or more amendments thereto, each of which has previously been furnished to you, and the registration statement was declared effective by the Commission as of 4:00 p.m. EDST on May 10, 1996. On May 14, 1996, the Company filed with the Commission under Rule 424(b)(3) a preliminary prospectus relating to the offering of the Securities, copies of which have previously been furnished to you. The Company will next file with the Commission a final prospectus in accordance with Rules 415 and 424(b)(2) or
(5). As filed, such final prospectus shall contain all Rule 430A Information, together with all other such required information, with respect to the Securities and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirement set forth in Rule 415(a)(1)(x).

         (b) On the Effective Date, the Registration Statement did, and, on its date and on the Closing Date, the Prospectus (and any supplements thereto) complied and will comply in all material respects with the applicable requirements of the Act and the Securities Exchange Act of 1934 (the "Exchange Act") and the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the respective rules thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and, the Prospectus (together with any supplement thereto) as of its date and the Closing Date, did not and will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties in this paragraph (b) as to (i) that part of the Registration Statement relating to the Indenture which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

         (c) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "the Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. "Execution





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Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph (a) above and any preliminary prospectus included in the Registration Statement at the Effective Date. "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended. "Rule 415," "Rule 424," "Rule 430A" and "Regulation S-K" refer to such rules or regulation under the Act. "Rule 430A Information" means information with respect to the Securities and the offering thereof which would have been permitted to be omitted from the Registration Statement if it had become effective pursuant to Rule 430A. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, that is incorporated therein by reference.

         2.      PURCHASE AND SALE.

         (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price equal to 97.750% of the principal amount thereof, plus accrued interest, if any, from the Closing Date (as hereinafter defined), the principal amount of the Underwritten Securities set forth opposite such Underwriter's name in Schedule I hereto.

         (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to $22,500,000 aggregate principal amount of Option Securities at the purchase price provided above. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the Execution Time upon written or telegraphic notice by the Representatives to the Company setting forth the number of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. Delivery of certificates for the Option Securities, and payment therefor, shall be made as provided in
Section 3 hereof. The principal amount of Option Securities, and payment therefor, shall be made as provided in Section 3 hereof. The principal amount of the Option Securities to be purchased by each Underwriter shall be the same percentage of the aggregate principal amount of the Option Securities to be purchased by the several Underwriters as such

Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make.

         3. DELIVERY AND PAYMENT. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third business day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on May 28, 1996, or such later reasonable date as the Representatives and the Company shall agree upon, which date and time may be postponed by agreement among the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the aggregate purchase price thereof to or upon the order of the Company by wire transfer of U.S. dollars in U.S. Federal (same day) funds to an account specified in writing by the Company at least two business days prior to the Closing Date. Delivery of a global certificate for the Securities shall be made at such location as the Representatives shall reasonably designate at least one business day in advance of the Closing Date. The Securities shall be registered in such names and in such denominations as the Representatives may request not less than three full business days in advance of the Closing Date.

         The Company agrees to have a global certificate for the Securities available for inspection by the Representatives in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

         The Company will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from the Company and the respective Underwriters will pay any additional state transfer taxes involved in further transfers.

         If the option provided for in Section 2(b) hereof is exercised after the third business day prior to the Closing Date, the Company will deliver (at the expense of the Company) to the Representatives, at Seven World Trade Center, New York, New York, on the date specified by the Representatives
(which shall be within three business days after exercise of said option), a global certificate for the Option Securities in such names and denominations as the Representatives shall have requested against payment of the aggregate purchase price thereof to or upon the order of the Company by wire transfer of U.S. dollars in U.S. Federal (same day) funds to an account specified in writing by the Company at least two business days prior to the date of such payment. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

         4. OFFERING BY UNDERWRITERS. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.





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         5.      AGREEMENTS.  The Company agrees with the several Underwriters that:

         (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished you a copy for your review prior to filing and, except as set forth in subparagraph (b) hereof, will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b),
(ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use all commercially reasonable efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

         (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) prepare and file with the Commission, subject to the second sentence of subparagraph (a) of this
Section 5, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and (ii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

         (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

         (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of the Prospectus and any supplement thereto as the Representatives may reasonably request. The





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Company will pay the expenses of printing or other production of all documents relating to the offering.

         (e) The Company, at its expense, will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities, provided, that in connection therewith the Company shall not be required to qualify as a foreign corporation, file a general consent to service of process in any state (other than in Florida), or subject itself to taxation in any jurisdiction. The Company will pay the reasonable fees and expenses of counsel to the Representatives in connection with such qualifications. The Company will pay the fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering, if applicable.

         (f) The Company will not, for a period of 90 days following the Execution Time, without the prior written consent of Salomon Brothers Inc, on behalf of the Underwriters, directly or indirectly, offer to sell, sell, grant any option (exercisable before 90 days after the Execution Time) for the sale of or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable for any shares of Common Stock, or any right or option to acquire any such shares or securities, provided, however, that the Company may issue and sell Common Stock and other securities convertible into or exchangeable for Common Stock (i) pursuant to any director or employee benefit plan, stock option plan or dividend reinvestment plan, (ii) pursuant to any outstanding options or warrants or other convertible securities, and (iii) as a consideration in an acquisition of the stock or assets of another entity (provided that in connection with any such acquisition or acquisitions, the number of shares of Common Stock issued or issuable shall not exceed 5% of the currently outstanding shares of Common Stock). Sales by the Company to the Underwriters are exempt from the foregoing restriction.

         (g) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Securities and Exchange Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

         (h) The Company shall use all commercially reasonable efforts to have the shares of Common Stock issuable upon conversion of the Securities authorized (subject to official notice of issuance) for listing on the American Stock Exchange by the Closing Date.





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         6.      CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS.  The
obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy in all material respects of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company in all material respects of its obligations hereunder and to the following additional conditions:

         (a) If the filing of the Prospectus, or any supplement thereto, is required pursuant to the applicable paragraph of Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

         (b) The Company shall have furnished to the Representatives the opinion of Michael W. Dundy, Vice President and General Counsel of the Company, dated the Closing Date, to the effect that:

                 (i) each of the Company and Nabors International, Inc., Sundowner Offshore Services, Inc., Nabors Drilling USA, Inc., Nabors Drilling Alaska, Inc. and Nabors Alaska Services Corp. (collectively, the "Material Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business;

                 (ii) all the outstanding shares of capital stock of the Company and each Material Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable. All outstanding shares of capital stock of each of the Material Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

                 (iii) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit, which is not described or filed as required;





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                 (iv)     such counsel has no reason to believe that at the
         Effective Date the Registration Statement (other than the financial statements and the other financial and statistical information contained or incorporated by reference therein, as to which information such counsel need express no comment) included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements and the other financial and statistical information contained or incorporated by reference therein, as to which information such counsel need express no comment), as of its date and as of the Closing Date, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                 (v) no consent, approval, authorization or order of any court or governmental agency or body is required of the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters (as to which such counsel need express no opinion) and such other approvals as have been obtained;

                 (vi) neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under the terms of any indenture or other agreement or instrument known to such counsel (and, in the case of the Material Subsidiaries, their respective charters and bylaws) and to which the Company or any of its Material Subsidiaries is a party or bound, or any judgment, order or decree known to such counsel to be applicable to the Company or any of its Material Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its Material Subsidiaries or to the knowledge of such counsel after due inquiry, any law; and

                 (vii) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

         In giving such opinion, such counsel may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and the Material Subsidiaries and of public officials. Such opinion may be relied upon only by the Underwriters in connection with the transactions contemplated by this Agreement, and may not be used or relied upon by the Underwriters for any other purpose, or by any other person, firm, corporation or entity for any purpose whatsoever, without the prior written consent of such counsel.

References in this Section 6(b) to the Prospectus include any supplements thereto at the Closing Date.





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         (c)     The Company shall have furnished to the Representatives the opinion of Baker & McKenzie, special counsel for the Company, dated the Closing Date, to the effect that:

                 (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of the States of Texas and New York;

                 (ii) the Company's authorized equity capitalization is as set forth in the Prospectus; the Securities and the capital stock of the Company conform in all material respects to the descriptions thereof contained or incorporated by reference in the Prospectus; the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; the shares of Common Stock issuable upon the conversion of the Securities have been duly authorized, have been duly authorized for listing, subject to official notice of issuance, on the American Stock Exchange, and when issued upon conversion of the Securities in accordance with the terms of the Securities will be validly issued, fully paid and nonassessable; the certificates for the Securities are in valid and sufficient form under the Indenture; and to the knowledge of such counsel, the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities or the Common Stock issuable upon the conversion thereof;

                 (iii) the Indenture has been duly authorized, executed and delivered, has been duly qualified under the Trust Indenture Act, and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject to bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally and to general principles of equity, from time to time in effect); and the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture;

                 (iv) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained or incorporated by reference therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder;

                 (v) this Agreement has been duly authorized, executed and delivered by the Company; and

                 (vi) neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with or result in a breach or violation of, the Restated Certificate of Incorporation or By-Laws of the Company.

                 In rendering their opinions set forth in Section 6(c) above, such counsel may rely, to the extent deemed advisable by such counsel,
         (i) as to factual matters on certificates of officers of the Company and (ii) upon certificates of public officials. Such counsel shall also state that in connection with the preparation of the Registration Statement and the Prospectus by the Company, such counsel has participated in conferences with officers and representatives of the Company, the independent public accountants of the Company and the Representatives and their counsel, at which conferences such counsel made inquiries of such officers, representatives and accountants, discussed in detail the contents of the Registration Statement and Prospectus and (without taking any further action to verify independently the statements made in the Registration Statement and the Prospectus and, except as stated in the second clause of Section 6(c)(ii), without assuming any responsibility for the accuracy, completeness or fairness of such statements) that nothing has come to such counsel's attention that would lead such counsel to believe that the Registration Statement (other than the financial statements and other financial and statistical information contained or incorporated by reference therein, as to which such counsel need express no comment), on the Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (other than the financial statements and other financial and statistical information contained or incorporated by reference therein, as to which such counsel need express no comment), as of its date or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 Mr. Anthony G. Petrello, the Company's President and Chief Operating Officer, is of counsel to Baker & McKenzie. Mr. Petrello did not participate in Baker & McKenzie's representation of the Company or in the preparation of such opinion. With your permission such counsel shall state that no knowledge of Mr. Petrello will be imputed to Baker & McKenzie or any member of Baker & McKenzie. In addition, to the extent any part of such opinion or statement is given to the knowledge of Baker & McKenzie (including as to the absence of any material misstatement or omission), such knowledge is limited to the knowledge of those members and employees of Baker & McKenzie who represented the Company in connection with the transactions contemplated by this Agreement. Such opinions shall be limited to the laws of the State of New York, the Federal laws of the United States and the General Corporation Law of the State of Delaware. Such opinion shall be rendered as of the Closing Date only in connection with this Agreement and will be solely for the benefit of the Underwriters, and may not be relied upon, nor shown to or quoted from, for any other purpose, or to any other person, firm or corporation. References to the Prospectus in this Section 6(c) include any supplements thereto at the Closing Date.

         (d) The Company shall have furnished to the Representatives the opinion of McLennan Ross, special Canadian counsel to Nabors Drilling Limited, a corporation formed under the Canada Business Corporation Act ("Nabors Limited"), substantially to the effect set forth in sections 6(b)(i), (ii) and
(vi), in each case solely as such provisions relate to Nabors Limited. Such opinion shall be limited to the laws of Canada and the Province of Alberta, and shall otherwise be subject to the qualifications set forth in the concluding paragraph of Section 6(b).

         (e) The Company shall have furnished to the Representatives the opinion of Despacho de Abogados, Caracas, special Venezuelan counsel to Loffland Brothers de Venezuela, C.A., a Venezuelan corporation ("Loffland Venezuela"), substantially to the effect set forth in sections 6(b)(i), (ii) and (vi), in each case solely as such provisions relate to Loffland Venezuela. Such opinion shall be limited to the laws of Venezuela, and shall otherwise be subject to the qualifications contained in the last paragraph of Section 6(b).

         (f) The Representatives shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

         (g) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

                 (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                 (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, are threatened;

                 (iii) since the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus; and

                 (iv) the Company is not aware of any business acquisition which is probable of being consummated by the Company as of the date hereof which would be required pursuant to Item 3-05 or Article 11 of Regulation S-X under the Act to be disclosed in the Prospectus and is not so disclosed.

         (h) At the Execution Time and at the Closing Date, Coopers & Lybrand LLP shall have furnished to the Representatives a letter or letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

                 (i) in their opinion the audited financial statements and financial statement schedules included or incorporated in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

                 (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meeting of the stockholders, directors and committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to September 30, 1995, nothing came to their attention which caused them to believe that:

                          (1) the unaudited financial statements included or incorporated in the Registration Statement and the Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Prospectus; and

                          (2) with respect to the period subsequent to March 31, 1996, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders' equity of the Company or decreases in working capital of the Company and its subsidiaries as compared with the amounts shown on the March 31, 1996, consolidated balance sheet included or incorporated in the Registration Statement and the Prospectus, or for the period from April 1, 1996 to such specified date there were any decreases, as compared with the corresponding period in the preceding year; in net revenues or income before income taxes or in total or per share amounts of net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

                 (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature specified by the Representatives (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus and in Exhibit 12 to the Registration Statement, including the information set forth under the captions "Use of Proceeds," "Capitalization" and "Selected Consolidated Financial Data" in the Prospectus, the information included or incorporated by reference in Items 1, 2, 6, 7 and 11 of the Company's Annual Report on Form 10-K, incorporated by reference in the Registration Statement or the Prospectus and the information included in the Company's Quarterly Reports on Form 10-Q, incorporated by reference in the Registration Statement and the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

         References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

         (i) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (h) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus.

         (j) At the Execution Time, the Representatives shall have received a letter substantially in the form of Exhibit A hereto from each of Eugene M. Isenberg, Anthony G. Petrello, Richard A. Stratton, Michael W. Dundy, Bruce P. Koch and Martin J. Whitman, addressed to the Representatives, in which such person agrees not to offer to sell, sell, grant any option (exercisable before 90 days after the Effective Time) for the sale of or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for any shares of Common Stock, or any such option or right to acquire any such shares or securities, for a period of 90 days after the Execution Time without the prior written consent of Salomon Brothers Inc, on behalf of the Underwriters, other than shares of Common Stock disposed of as bona fide gifts.

         (k) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by a "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

         (l) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

         The documents required to be delivered by this Section 6 shall be delivered at the office of counsel for the Company on the Closing Date.

         7.      REIMBURSEMENT OF EXPENSES.

         (a) If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities, up to a maximum of $250,000. The Representatives shall provide the Company with invoices or other reasonable evidence of such expenses at or prior to the time of reimbursement.

         (b) If the sale of the Underwritten Securities is consummated, the Underwriters shall remit, severally and not jointly, to the Company on the Closing Date, an amount as reimbursement for the Company's out-of-pocket expenses actually incurred in connection with the transactions contemplated hereunder, at a rate of $2.50 for each $1,000 of Securities sold hereunder.
The Company shall provide the Representatives with invoices or other reasonable evidence of such expenses at or prior to the time of such reimbursement.

         8.      INDEMNIFICATION AND CONTRIBUTION.

         (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein and provided further, that the indemnity agreement contained in this Section 8(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any directors, officers, employees or agent thereof or any persons controlling such Underwriter) on account of any losses, claims, damages, liabilities or litigation arising from the sale of Securities to any person, if such Underwriter fails to send or give a copy of the Prospectus, as the same may then be supplemented or amended, to such person, within the time required by the Act, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in or omitted from such Preliminary Prospectus was corrected in the Prospectus, as then amended or supplemented, unless such failure is the result of noncompliance by the Company with Section 5(b)(ii) hereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any

Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Underwriting" (except for the last sentence under such heading) in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus, and you, as the Representatives, confirm that such statements are correct.

         (c)     Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ not more than one separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

         (d)     In the event that the indemnity provided in paragraph (a) or
(b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Underwriters from the offering of the Securities); provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Underwriters. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and provisions of this paragraph (d).

         9. DEFAULT BY AN UNDERWRITER. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives and the Company shall agree in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

         10. TERMINATION. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the American Stock Exchange or trading in securities generally on the New York Stock Exchange or the American Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either of such Exchanges, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus.

         11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

         12. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telegraphed and confirmed to them, care of Salomon Brothers Inc, at Seven World Trade Center, New York, New York, 10048; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 515 West Greens Road, Suite 1200, Houston, Texas 77067, Attention of Eugene M. Isenberg, Chairman and Chief Executive Officer.

         13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder. No purchaser of any of the Securities from any Underwriters shall be deemed a successor or assign by reason merely of such purchase.

         14. APPLICABLE LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         15. COUNTERPARTS. This Agreement may be executed by one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.


                                      Very truly yours,

                                      NABORS INDUSTRIES, INC



                                      By:  /s/ ANTHONY G. PETRELLO
                                           -----------------------
                                           Anthony G. Petrello
                                           President and Chief Operating Officer


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

SALOMON BROTHERS INC
GOLDMAN, SACHS & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
SIMMONS & COMPANY INTERNATIONAL

BY:      SALOMON BROTHERS INC


By:  /s/  DAVID M. SMOOT IV
   --------------------------
         David M. Smoot IV
         Authorized Signatory


For themselves and the other several
Underwriters named in Schedule I to
the foregoing Agreement.

                                                                       EXHIBIT A




                                                                   May ___, 1996


Salomon Brothers Inc
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Simmons & Company International
As Representatives of the several Underwriters, c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

Dear Sirs:

         This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between Nabors Industries, Inc., a Delaware corporation (the "Company"), and each of you as representative of a group of Underwriters named therein, relating to an underwritten public offering of Convertible Subordinated Notes Due 2006, which are convertible into Common Stock, $.10 par value ("Common Stock"), of the Company.

         In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned agrees not to offer to sell, sell, grant any option for the sale of or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, any shares of Common Stock, or any such option or right to acquire any such shares or securities, for a period of 90 days following the day on which the Underwriting Agreement is executed without the prior written consent of Salomon Brothers Inc, on behalf of the Underwriters, other than shares of Common Stock disposed of as bona fide gifts.

         If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.


                                         Yours very truly,


                                         ------------------------------------
                                         Name:
                                         Address:

                                   SCHEDULE I


                                                                               Principal Amount
                                                                                 of Securities
Underwriters                                                                    to be Purchased
- ------------                                                                   ----------------
Salomon Brothers Inc  . . . . . . . . . . . . . . . . . . . . . . . . .          $45,500,000

Goldman, Sachs & Co.  . . . . . . . . . . . . . . . . . . . . . . . . .           45,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated  . . . . . . . . . .           45,500,000
Simmons & Company International . . . . . . . . . . . . . . . . . . . .           13,500,000
                                                                                 -----------


                 Total  . . . . . . . . . . . . . . . . . . . . . . . .          $150,000,000
                                                                                 ============